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                                                                   Exhibit 3.26a

                                                                FILED
                                                         In The Office Of The
                                                     Secretary Of State Of Texas

                                                             NOV 19 2003

                                                         Corporations Section

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                             REDI-MIX CONCRETE, L.P.

     This Certificate of Limited Partnership (this "Certificate") has been executed in connection with the formation of a limited partnership (the "Partnership") pursuant to the Texas Revised Limited Partnership Act (the "Act"). The undersigned, being the sole general partner (the "General Partner") of the Partnership, certifies that:

     1. Name: The name of the Partnership is Redi-Mix Concrete, L.P.

     2. Registered Office and Name of Registered Agent. The Partnership's registered office and registered agent are located at 1445 MacArthur Drive, #136, Carrollton, TX 75007. The Partnership's registered agent is John C. Miller, who maintains a business office at the same address as the Partnership's registered office.

     3. Principal Office Address: The address of the Partnership's principal office where records of the Partnership are to be kept or made available under
Section 1.07 of the Act is as follows:

               1445 MacArthur Drive, #136
               Carrollton, TX 75007

     4. General Partner: The name and mailing and business address of the sole General Partner of the Partnership is as follows:

               Redi-Mix GP, LLC
               1445 MacArthur Drive, #136
               Carrollton, TX 75007

     IN WITNESS WHEREOF, the General Partner has caused this Certificate to be executed to be effective upon filing.

                                        GENERAL PARTNER:

                                        REDI-MIX GP, LLC
                                        a Texas Limited Liability Company


                                        By:
                                            ------------------------------------
                                            Bill C. Mabry, Sole Manager